Exhibit 99
NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
(baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES ANNOUNCES FIRST QUARTER EARNINGS RELEASE DATE AND CONFERENCE CALL INFORMATION

HOUSTON, TX, May 15, 2008 - Stage Stores, Inc. (NYSE: SSI) announced today that it will release its first quarter 2008 financial results at 6:00 a.m. Eastern Time on Thursday, May 22, 2008.  The release of the Company’s first quarter financial results will be followed by a conference call, which will be held at 8:30 a.m. Eastern Time on the same day.

Interested parties can participate in the Company’s first quarter conference call by dialing 703-639-1173.  Alternatively, interested parties can listen to a live webcast of the conference call by logging on to the Company's web site at www.stagestores.com and then clicking on Investor Relations, then Webcasts, then the webcast link.  A replay of the conference call will be available online until midnight on Friday, May 30, 2008.

About Stage Stores

Stage Stores, Inc. brings nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family to small and mid-size towns and communities through 717 stores located in 35 states.  The Company operates under the Bealls, Palais Royal and Stage names throughout the South Central and Southwestern states, and under the Peebles name throughout the Midwestern, Southeastern, Mid-Atlantic and New England states.  For more information about Stage Stores, visit the Company’s web site at www.stagestores.com.

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